Exhibit 2.2

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

THIS   AMENDMENT   NO.   1   TO   ASSET   PURCHASE   AGREEMENT   (this “Amendment”), dated as of April 3, 2017, is made by and between Avaya Inc. (“Avaya”) and Extreme Networks, Inc. (“Purchaser” and, together with Avaya, the “Parties”).

Capitalized terms not defined herein have the meanings assigned to such terms in that certain Asset Purchase Agreement, dated as of March 7, 2017, by and between the Parties (the “Agreement”).

WHEREAS, pursuant to Section 11.14 of the Agreement, the Parties desire to amend the

Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing preamble and recital, which shall constitute a part of this Amendment, and the mutual promises contained in this Amendment, and intending to be legally bound thereby, the Parties agree as follows.

1.         Amendment to Agreement.

(a)       Section 3.18 of the Agreement is hereby amended by replacing “Goldman, Sachs & Co.” with “Centerview Partners LLC”.

(b)       Section 5.21 of the Agreement is hereby amended by replacing each instance of "15th day" with "45th day".

2.         TSA. The Parties hereby agree that notwithstanding anything in the Agreement, the Transition Services Agreement or the schedules to the Transition Services Agreement as of the date of this Amendment, Avaya will undertake and perform information technology or system development, programming or similar work only as, and to the extent that, the Parties may otherwise and separately discuss and agree in writing, and only on such terms as the Parties agree in writing (including duration, cost and other details). If the Parties do agree to perform any such information technology or system development, programming or similar work, the details regarding such work will be reflected in the schedules to the Transition Services Agreement.

3.         Ratification. Except as set forth herein, all provisions of the Agreement remain in full force and effect as originally written.

4.         Miscellaneous.     This Amendment shall be governed by and construed in accordance with the applicable terms of Article XI of the Agreement, which are hereby incorporated by reference and shall apply mutatis mutandis as if set forth herein.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first above written.

           AVAYA INC.

                                                By: /s/ LAURENT PHILONENKO

                                       Name: Laurent Philonenko

                                                       Title:   Senior Vice President, Corporate

                                              Strategy and Development – Chief

                                                                           Technology Officer

SIGNATURE PAGE TO APA AMENDMENT NO. 1

            EXTREME NETWORKS, INC.

By: /s/ KATY MOTIEY

                                                            Name: Katy Motiey

                                                            Title: EVP, Chief Administrative Officer

                                                            HR, General Counsel, & Corporate

                                                            Secretary

SIGNATURE PAGE TO APA AMENDMENT NO. 1